EXHIBIT 10.17



December 6, 1999


CGA Investment Management, Inc.         Retirement Plan of The Bank of New York
Attn:  Michael Moran                             Company, Inc.
17 State Street - 26th Floor            c/o The Bank of New York, as
New York, NY 10004                      Trustee for the Retirement Plan of
                                        The Bank of New York Company, Inc.
                                        Attn Mark Hemenetz
Wells Fargo & Company                   1 Wall Street
Attn:  Alison Cohen                     New York, NY  10286
555 Montgomery, 10th Floor
San Francisco, CA  94111

Re: 8.99% Series B Senior Cumulative Preferred Stock (the "Series B Preferred Stock")
         ---------------------------------------------------------------

Ladies and Gentlemen:

We are again requesting a one-year waiver of Urstadt Biddle Properties Inc's. (the "Company") obligation to prepare and file with the Securities and Exchange Commission a Registration Statement under the Securities Act relating to the offer and sale of the Series B Preferred Stock held by you (the "Preferred Stock") and to use its reasonable best efforts to cause the Commission to declare such Registration Statement to be effective under the Securities Act, all in accordance with the terms of the Registration Rights Agreement. Last year, you agreed to extend the effective date of Registration by one year to January 8, 2000. The Company desires a waiver of the above obligations for an additional one year period to January 8, 2001.

As you know, the Company also has an obligation to apply for a listing on the New York Stock Exchange at any time after January 8, 2001. In view of this extension, the Company would both register and list the securities at the same time.

I have enclosed a form of Waiver and Amendment to accomplish the foregoing. Please originally execute and return to my attention at the Company five copies of the signature page to the Waiver and Amendment enclosed herewith.

Also, I would like to address an apparent ambiguity in the definition of "Funds from Operations" as that definition is set forth in the Articles Supplementary of the Company, a copy of which was filed with the Maryland State Department of Assessments and Taxation on January 8, 1998 (the "Articles Supplementary"). Since the term "net income" as contained in that definition is not separately defined, we wish to clarify that net income as used therein means the "net income" of the Company for the applicable quarter before the payment of Preferred Dividends.

The paragraph defining Funds from Operations is set out below in full with the proposed change highlighted:

     "Funds from Operations" means, with respect to any fiscal quarter, (a) the net income of the Company (before the payment of dividends to Preferred
  Stockholders) for that quarter, plus (b) any loss resulting from the restructuring of Debt, or sale of property during that period, minus (c) any gain resulting from the restructuring of Debt, or sale of property during that period, plus (d) depreciation and amortization of properties (including with respect to trade fixtures and tenant allowances or improvements which are a part thereof and capitalized leasing expenses, such as leasing commissions), and adjusted to take into account (i) the results of operations of any unconsolidated joint venture or partnership calculated to reflect funds from operations on the same basis and (ii) any unusual and non-recurring items which otherwise would materially distort the comparative measurement of Funds From Operations for different fiscal periods. Funds From Operations shall be determined in accordance with the March 1995 White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, as in effect on the date of issuance of the Series B Preferred Stock.

If you are in agreement with this change, please acknowledge the same by signing and returning the enclosed copy of this letter along with the signature pages of the Waiver and Amendment as indicated above. After we have confirmed your support on this point, we will proceed to amend the Articles Supplementary accordingly.

Thank you in advance for your anticipated early reply. If you have any questions regarding the foregoing, please contact me at 203-863-8214.


Very truly yours,

URSTADT BIDDLE PROPERTIES INC.

By:________________________________________
         Name: James R. Moore
         Title:   Executive Vice President


JRM/brc
Enclosures


The foregoing is acknowledged and agreed to:

CGA Investment Management


By:
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Name:
Title:

Wells Fargo & Company


By:
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Name:
Title:

Retirement Plan of The Bank of New York Company, Inc.
By: The Bank of New York, as Trustee


By:
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Name:
Title: